UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2025

CFSB BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	001-41220	87-4396534
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

15 Beach Street, Quincy, Massachusetts	02170
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 471-0705

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common, Par Value $0.01 Per Share	CFSB	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 16, 2025, CFSB Bancorp, Inc. (the “Company”) held a Special Meeting of Shareholders (the “Special Meeting”). At the close of business on the record date for the Special Meeting, there were 6,548,575 shares of Company common stock outstanding and entitled to vote at the Special Meeting. Set forth below are the votes for both proposals presented to shareholders.

Proposal 1 - Merger Proposal

A proposal to approve the Agreement and Plan of Merger, by and among Hometown Financial Group, MHC, Hometown Financial Group, Inc. (“Hometown Financial”), Hometown Financial Acquisition Corp. II (“Merger Sub”), a newly formed wholly-owned subsidiary of Hometown Financial, 15 Beach, MHC and the Company, dated May 20, 2025, pursuant to which (i) the Company will merge with Merger Sub, with the Company as the surviving corporation and a wholly owned subsidiary of Hometown Financial, and (ii) Colonial Federal Savings Bank will merge with and into North Shore Bank, with North Shore Bank as the surviving entity, was approved by the affirmative vote of a majority of the votes cast by shareholders at the Special Meeting, as indicated below:

For	Against	Abstain	Broker Non-Votes
5,569,550	11,856	10,100	—

Proposal 2 - Adjournment Proposal

A proposal to approve one or more adjournments of the Special Meeting, if necessary, to permit further solicitation of proxies if there are insufficient votes at the time of the Special Meeting, or at an adjournment or postponement of the Special Meeting, to approve the merger proposal was approved by the affirmative vote of a majority of the votes cast by shareholders at the Special Meeting, as indicated below:

For	Against	Abstain	Broker Non-Votes
5,549,087	40,591	3,150	—

Although the adjournment proposal was approved, the adjournment of the Special Meeting was not necessary because the Company’s shareholders approved the merger proposal.

Forward Looking Statements

This report contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements about the Company and their industry involve substantial risks and uncertainties. Statements other than statements of current or historical fact, including statements regarding the Company’s future financial condition, results of operations, business plans, liquidity, cash flows, projected costs, and the impact of any laws or regulations applicable to the Company, are forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “could,” “should” and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results.

Actual results could differ materially from such forward-looking statements. Certain factors that could cause actual results to differ materially from expected results include: failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company); failure to satisfy any of the closing conditions of the transaction on a timely basis or at all or other delays in completing the merger; the reputational risks and the reaction of Hometown Financial’s and the Company’s customers to the transaction; the impacts of tariffs, sanctions and other trade policies of the United States and its global trading counterparts; the occurrence of any event, change, or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement; difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame; difficulties in integrating the Company; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions, including potential recessionary conditions; legislative and regulatory changes that adversely affect the business in which the Company is engaged; and changes in the securities markets and other risks and uncertainties. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024 and in subsequent filings with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date they are made. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. You are cautioned not to place undue reliance on these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CFSB BANCORP, INC.

DATE: September 16, 2025	By:	/s/ Michael E. McFarland
Michael E. McFarland President and Chief Executive Officer